UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 9, 2007

FIDELITY NATIONAL FINANCIAL, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-32630	16-1725106

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida	32204

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (904) 854-8100
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On November 9, 2007, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), its partner Thomas H. Lee Partners, L.P. (“THL”) and certain third party investors completed the acquisition of Ceridian Corporation, a Delaware corporation (“Ceridian”) for approximately $5.3 billion. Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of May 30, 2007, as amended as of July 30, 2007, among Foundation Holdings, Inc., a Delaware corporation (“Parent”), Foundation Merger Sub, Inc. a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Ceridian, Merger Sub was merged with and into Ceridian and Ceridian continued as the surviving entity and a wholly-owned subsidiary of Parent (the “Merger”). The issued and outstanding shares of Ceridian common stock, par value $0.01 per share (other than shares with respect to which appraisal rights have been properly exercised) were converted into the right to receive $36 per share in cash. Parent and Merger Sub were formed by FNF and THL to acquire Ceridian.
     More detailed descriptions of the Merger and the Merger Agreement are set forth in the Current Report on Form 8-K filed by FNF with the SEC in connection with the Merger on June 5, 2007. The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the text of the Merger Agreement, which was included as Exhibit 2.1 to Ceridian’s Current Report on Form 8-K filed with the SEC on May 31, 2007.
     FNF contributed approximately $525 million of the total $1.6 billion equity funding for the acquisition, resulting in a 33% ownership stake for FNF in Ceridian. The majority of FNF’s equity contribution was funded through a borrowing under its existing bank credit facility.
     Ceridian is an information services company servicing the human resources, transportation and retail industries. Specifically, Ceridian offers a broad range of human resource outsourcing solutions and is a major payment processor and issuer of credit, debit and stored-value cards.
Item 9.01. Financial Statements and Exhibits
     (a) Financial statements of the business acquired.
     To the extent required by this item, the financial statements of the business acquired by FNF will be filed by an amendment to this Current Report on Form 8-K within the time period required under Item 9.01(a)(4) of Form 8-K.
     (b) Pro forma financial information.
     To the extent required by this item, the pro forma financial statements with respect to the business acquired by FNF will be filed by an amendment to this Current Report on Form 8-K within the time period required under Item 9.01(a)(4) of Form 8-K.
(d) Exhibits

Exhibit
Number	Description
2.1	Agreement and Plan of Merger dated as of May 30, 2007 by and among Foundation Holdings, Inc., Foundation Merger Sub, Inc. and Ceridian Corporation (incorporated by reference to Ceridian Corporation’s current report on Form 8-K filed on May 31, 2007, File Number 1-15168, as Exhibit 2.1).*

99.1	Press release announcing Fidelity National Financial, Inc. Closes the Ceridian Acquisition.
* Contents of the disclosure letter prepared in connection with the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. FNF will furnish a copy of the disclosure letter to the SEC upon request.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.
By:	/s/ Anthony J. Park
Anthony J. Park
Chief Financial Officer

Dated: November 15, 2007

3

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger dated as of May 30, 2007 by and among Foundation Holdings, Inc., Foundation Merger Sub, Inc. and Ceridian Corporation (incorporated by reference to Ceridian Corporation’s current report on Form 8-K filed on May 31, 2007, File Number 1-15168, as Exhibit 2.1).*

99.1	Press release announcing Fidelity National Financial, Inc. Closes the Ceridian Acquisition.
* Contents of the disclosure letter prepared in connection with the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. FNF will furnish a copy of the disclosure letter to the SEC upon request.
NYA552032.4

4